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                                                                   EXHIBIT 10.2


                         MANAGEMENT CONSULTING AGREEMENT

     THIS MANAGEMENT CONSULTING AGREEMENT ("Agreement") is executed as of the 24th day of March, 1995 by and between TJC MANAGEMENT CORPORATION, a Delaware corporation (hereinafter referred to as the "Consultant"), and RSx HOLDINGS, INC., a Delaware corporation (hereinafter referred to as the "Company").

                            W I T N E S S E T H:

     WHEREAS, the Consultant has and/or has access to personnel who are highly skilled in the field of rendering advice to business concerns such as the Company; and

     WHEREAS, the Company desires to retain Consultant to provide business and financial advice to the Company;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein set forth, the parties hereto agree as follows:

     1. The Company hereby retains the Consultant, through the Consultant's own personnel or through personnel available to the Consultant, to render consulting services from time to time to the Company and its subsidiaries (whether now existing or hereafter acquired) in connection with their financial and business affairs, their relationships with their lenders, stockholders and other third-party associates or affiliates, and the expansion of their businesses. The term of this Agreement shall commence the date hereof and continue until April 1, 2000 unless extended, or sooner terminated, as provided in paragraph 5 below. The Consultant's personnel shall be reasonably available to the Company's managers, auditors and other personnel for consultation and advice, subject to Consultant's reasonable convenience and scheduling. Services may be rendered at the Consultant's offices or at such other locations selected by the Consultant as the Company and the Consultant shall from time to time agree.

     2. The Company shall pay the Consultant (i) a quarterly fee equal to $62,500 payable on the 30th day of March, June, September and December of each year, commencing March 30, 1995 (such quarterly fee shall be pro rated from the date of this Agreement to March 30, 1995); (ii) an investment banking and sponsorship fee of two percent (2.0%) of the aggregate consideration paid (including non-competition and similar payments, but net of transaction expenses) in connection with (a) an initial public offering of the Company's common stock, (b) the sale of all the common stock or substantially all of the assets of the Company to a third party that is not affiliated with the Company or (c) the purchase by the Company or any direct or indirect subsidiary of the Company of all the equity or substantially all of the assets of a company that is not affiliated with the Company


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(an "Acquisition"); and (iii) a financial consulting fee of one percent
(1.0%) of the amount obtained or made available pursuant to any financing after the date hereof (including without limitation, any refinancing) by the Company utilizing the assistance of Consultant, including, but not limited to, any financing obtained for the Company from one or more of the Jordan Affiliates (as defined below); PROVIDED, HOWEVER, the fees payable under clauses (ii) and (iii) shall only be paid by the Company with respect to a transaction if the Consultant is retained by the Company to render services in connection with such transaction. Notwithstanding the foregoing, if the Consultant renders services to the Company outside the ordinary course of business (which services must be approved in advance by the board of directors of the Company), the Company shall pay an additional amount equal to the value of such extraordinary services rendered by the Consultant.

     3. Reasonable out-of-pocket expenses incurred by the Consultant and its personnel in performing services hereunder to the Company and its subsidiaries shall be promptly reimbursed to it by the Company upon the Consultant's rendering of a statement therefor, together with such supporting data as the Company shall reasonably require.

     4. Notwithstanding the foregoing, the Company shall not be required to pay the fees under Section 2 (without limiting the fees, reimbursements and payments provided under Sections 3 and 8 of this Agreement which shall be due and payable in all events), (a) if and to the extent expressly prohibited by the provisions of any credit, stock, financing or other agreement or instrument binding upon the Company, its subsidiaries or properties, (b) if the Company has not paid interest on any interest payment date or has postponed or not made any principal payments with respect to any of their indebtedness on any scheduled payment dates, (c) if the Company has postponed or not made any redemptions on any redemption date as set forth in its certificate of incorporation with respect to its preferred stock, if any, or
(d) if the Company has failed to pay when due any of its obligations under
Section 4 of the Employment Agreements executed between the Company and each of Steve Simons and Paul Turner, each dated as of the date hereof. Any payments otherwise owed hereunder which are not made for any of the above-mentioned reasons shall not be cancelled but rather shall accrue and shall be payable by the Company promptly when, and to the extent, that the Company is no longer prohibited from making such payments and when the Company has become current with respect to such principal or interest payments, or has become current with respect to such redemptions with respect to such preferred stock, if any.

     5. This Agreement may be terminated by not less than ninety (90) days' prior written notice from the Company to the Consultant at any time after (i) substantially all of the stock or substantially all of the assets of the Company or all of its subsidiaries are sold, or (ii) the Company is merged or consolidated into another entity, in either case, such that a majority of the Company's stockholders immediately prior to such sale, merger or consolidation are not the majority stockholders of the survivor of such transaction.

     6. The Consultant, its affiliates and their respective partners, officers, directors and employees shall have no liability to the Company on account of (i) any advice which it renders to the Company, provided the Consultant believed in good faith that such advice was useful or beneficial to the Company at the time it was rendered, or (ii) the Consultant's inability to obtain financing or achieve other results desired by the Company or Consultant's failure to render services to the Company at any particular time or from time to time, or (iii) the failure of any Acquisition to meet


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the financial, operating or other expectations of the Company.  The Company's sole remedy for any claim under this Agreement shall be termination of this Agreement.

     7. Notwithstanding anything contained in this Agreement to the contrary, the Company agrees and acknowledges that the Consultant and its shareholders, employees, directors and affiliates intend to engage and participate in acquisitions and business transactions outside the scope of the relationship created by this Agreement and neither the Consultant nor any of its shareholders, employees, directors or affiliates shall be under any obligation whatsoever to make such acquisitions or business transactions through the Company or offer such acquisitions or business transactions to the Company. The Company further acknowledges to the Consultant that certain affiliates of the Consultant are stockholders of the Company.

     8. The Company will, to the fullest extent permitted by applicable law, indemnify and hold harmless the Consultant, its affiliates and associates, each of the Jordan Affiliates, and each of the respective owners, partners, officers, directors, employees and agents of each of the foregoing, from and against any loss, liability, damage, claim or expenses (including the fees and expenses of counsel) arising as a result or in connection with this Agreement, the Consultant's services hereunder or other activities on behalf of the Company and its subsidiaries, except to the extent the Consultant may be found by a court of competent jurisdiction to be liable for gross negligence or willful misconduct. "Jordan Affiliates" shall mean Jordan Industries, Inc.; Leucadia, Inc.; The Jordan Company; MCIT PLC; Jordan/Zalaznick Capital Company; Jordan Zalaznick Advisers, Inc. and any employees, partners, officers, directors or affiliates of any of the foregoing.

     9. The Consultant shall not at any time or in any manner, directly or indirectly, use or disclose to any party other than the Company and its subsidiaries any trade secrets or other Confidential Information (as defined below). As used herein, the term "Confidential Information" means information disclosed to or known by the Consultant as a consequence of its relationship with the Company as a consultant and not generally known in the industry in which the Company or its subsidiaries are engaged and that in any way relates to the Company's or its subsidiaries' products, processes, services, inventions (whether patentable or not), formulas, techniques or know-how, including, but not limited to, information relating to distribution systems and methods, research, development, manufacturing, purchasing, accounting, engineering, marketing, merchandising and selling.

     10. The Company acknowledges that the Consultant is an affiliate of certain stockholders of the Company.

     11. a. This Agreement sets forth the entire understanding of the parties with respect to the Consultant's rendering of services to the Company. This Agreement may not be modified, waived, terminated or amended except expressly by an instrument in writing signed by the Consultant and the Company.

          b. The rights and obligations of the Consultant under this Agreement may be assigned by the Consultant to any affiliate of the Consultant without the consent of the Company, however, this Agreement may not be assigned by the Company without the consent of the Consultant. The terms of this Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns upon such permitted assignment.

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          c.  In the event that any provision of this Agreement shall be held to be void or unenforceable in whole or in part, the remaining provisions of this Agreement and the remaining portion of any provision held void or unenforceable in part shall continue in full force and effect.

          d. Except as otherwise specifically provided herein, notice given hereunder shall be deemed sufficient if sent by a nationally recognized overnight delivery service, with delivery confirmed, to the address of the party for whom intended at the principal executive office of such party, or at such other address as such party may hereinafter specify by written notice to the other party.

          e. No waiver by either party of any breach of any provision of this Agreement shall be deemed a continuing waiver or a waiver of any preceding or succeeding breach of such provision or of any other provision herein contained.

          f. The Consultant and its personnel shall, for purposes of this Agreement, be independent contractors with respect to the Company.

          g. This Agreement shall be governed by the internal laws (and not the law of conflicts) of the State of New York.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                                       TJC MANAGEMENT CORPORATION

                                       By: /s/  JOHN W. JORDAN II
                                          ------------------------------

                                       Name: John W. Jordan II
                                            ----------------------------

                                       Title: Chairman and Secretary
                                             ---------------------------


                                       RSx HOLDINGS, INC.

                                       By: /s/ STEVE SIMONS
                                           -----------------------------
                                           Steve Simons, President


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